AGREEMENT AND PLAN OF MERGER

                                  by and among

                           WorldCast Interactive, Inc.

                                 ConvergIT, Inc.

                                Cable Tech, Inc.

                                       and

                            Lyncs Technologies, Inc.

                                   May 8, 2000


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                          AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of May 8, 2000 ("Agreement"), is made and entered into by and among WorldCast Interactive, Inc., a Florida corporation ("WorldCast"), its wholly owned subsidiary, ConvergIT, Inc., a Florida corporation ("ConvergIT"), Cable Tech, Inc., a California corporation ("Cable Tech"), and its wholly owned subsidiary and Lyncs Technologies, Inc., California corporation, ("Lyncs Technologies").

                                    RECITALS

WorldCast Interactive, Inc., is a Florida corporation with offices located at 20283 State Road 7, Suite 300, Boca Raton, Florida 33498. WorldCast is a public corporation traded on the NASDAQ OTC exchange under the trading symbol "WRCI." WorldCast was formerly known as FutureTrak International, Inc., and its stock traded on NASDAQ OTC under the trading symbol "FTRK."

ConvergIT, Inc., is a Florida corporation and is a wholly owned subsidiary of WorldCast with offices located at 20283 State Road 7, Suite 300, Boca Raton, Florida 33498. The shares of ConvergIT are not traded on any public exchange.

Cable Tech, Inc., is a California corporation with offices located at 1752 Junction Avenue, Suite A, San Jose, California 95112. Cable Tech is a closely held, private corporation. The shares of Cable Tech are not traded on any public exchange.

Lyncs Technologies, Inc., is a California corporation and a wholly owned subsidiary of Cable Tech with offices located at 1752 Junction Avenue, Suite A, San Jose, California 95112. Lyncs Technologies is a closely held, private corporation. The shares of Lyncs Technologies are not traded on any public exchange.

WorldCast, ConvergIT, Cable Tech and Lyncs Technologies agree that on the effective date of the merger stated in this Agreement, ConvergIT, Cable Tech and Lyncs Technologies shall be merged into a single corporation, ConvergIT, which surviving corporation shall remain a wholly owned subsidiary of WorldCast. Cable Tech shall continue to exist as a distinct corporation after the merger and shall be a wholly owned subsidiary of ConvergIT. Lyncs Technologies shall cease to exist as a separate corporation and its business operations shall inure to ConvergIT. ConvergIT shall succeed to all of the rights and property of Lyncs Technologies and shall be subject to all the debts and liabilities of Lyncs Technologies in the same manner as if ConvergIT had incurred them. The terms and conditions of the merger are as stated in this Agreement.


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WorldCast, ConvergIT, Cable Tech and Lyncs Technologies adopt this Agreement as a plan of reorganization pursuant to Section IRC 368(a)(1)(E) that qualifies for an election pursuant to IRC Section 338.

The respective Boards of Directors of WorldCast, ConvergIT, Cable Tech and Lyncs Technologies Board of Directors have adopted resolutions approving and adopting the proposed merger ("Merger") upon the terms and conditions hereinafter set forth in this Agreement.

In consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties agree as follows:




                                    ARTICLE 1
                                   THE MERGER

1.1      The Merger.

Subject to the terms and conditions of this Agreement, at the Effective Date (as hereinafter defined), Cable Tech, and its wholly owned subsidiary Lyncs Technologies, shall be merged with and into ConvergIT. Cable Tech shall continue to exist as a California corporation and shall be a wholly owned subsidiary of ConvergIT. The separate corporate existence of Lyncs Technologies shall cease and its business operations shall inure to ConvergIT. ConvergIT shall acquire all of the rights and property of Lyncs Technologies and shall be subject to all the debts and liabilities of Lyncs Technologies in the same manner as if ConvergIT had incurred them. ConvergIT shall be the surviving corporation in the Merger (sometimes referred to in this Agreement as "Surviving Corporation"). The Merger shall have the effects set forth in the applicable provisions of the California Corporations Code ("Ca. Corp. Code"), the Florida Business Corporation Act (the "FBCA") and the applicable provisions of state and federal tax law. ConvergIT shall continue to be a wholly owned subsidiary of WorldCast.


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1.2      Closing.

The closing of the Merger ("Closing") shall take place at 20283 State Road 7 Suite 300, Boca Raton, FL. 33498 on May 30, 2000, or as soon thereafter as the conditions set forth in Article 8 have been satisfied or waived ("Closing Date").

1.3      Effective Date of the Merger.

If all the conditions to the Merger set forth in Article 8 shall have been satisfied or waived and this Agreement shall not have been terminated, the parties hereto shall cause Articles of Merger ("Articles of Merger") that comply with the applicable requirements of the Ca. Corp. Code and the FBCA, respectively, to be properly executed and filed with the Secretary of State of the States of California and Florida, respectively, on the Closing Date. The Merger shall be effective at the time of filing of the Articles of Merger with the Secretary of State of the States of California and Florida in accordance with the Ca. Corp. Code and the FBCA, respectively, or at such later time that the parties shall have agreed upon and designated in such filing as the Effective Date of the Merger ("Effective Date").

1.4      The Surviving Corporation.

(a) Articles of Incorporation. The Articles of Incorporation of ConvergIT shall be the Articles of Incorporation of the Surviving Corporation.


(b) Bylaws. The Bylaws of ConvergIT as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation.

(c) Directors and Officers. The directors and officers of ConvergIT immediately prior to the Effective Date shall be the initial directors and officers of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

1.5      Conversion of Shares.

(a) Cable Tech, Inc. Common Stock. At Closing, all of the shares of capital stock of Cable Tech issued and outstanding immediately prior to the Effective Date, being 5,000 shares of common stock, shall be automatically converted into 2,667,000 shares of Series A Convertible Preferred Stock of WorldCast, par value $0.001 per share ("WorldCast Preferred Stock").

(b) Lyncs Technologies Common Stock. At Closing, all of the shares of capital stock of Lyncs Technologies issued and outstanding immediately prior to the Effective Date, being 40,000 shares of common stock, shall be cancelled without consideration and cease to be outstanding.


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1.6      Stock Certificates.

At Closing, each holder of an outstanding certificate representing Cable Tech common stock shall surrender the same to WorldCast. In exchange, WorldCast shall issue to the holders of such certificates new certificates representing shares of WorldCast Preferred Stock in accordance with the provisions of Article 8 of this Agreement.

1.7      Fractional Shares.

No fractional shares of WorldCast Preferred Stock shall be issued in the Merger. In the event that a holder of Cable Tech common stock would otherwise be entitled to receive any fractional shares of WorldCast Preferred Stock as a result of the Merger, such holder shall be entitled to receive one full share in lieu thereof.

1.8      Dissenting Shares.

Each share of Cable Tech common stock issued and outstanding immediately prior to Closing not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter's rights and has perfected such rights as required by law, is herein called a "Dissenting Share." Dissenting Shares shall not be converted into shares of WorldCast Preferred Stock and shall be entitled only to such rights as are available to such holder pursuant to applicable law unless the holder thereof shall have withdrawn or forfeited his dissenter's rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of law. WorldCast will promptly pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of law. If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter's rights, such Dissenting Shares shall be converted into shares of WorldCast Preferred Stock in accordance with Section 1.5 (a) of this Agreement.

                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF WORLDCAST

WorldCast represents and warrants to Cable Tech and Lyncs Technologies as follows:

2.1      Organization.

WorldCast is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

2.2      Capitalization.

The authorized capital stock WorldCast consists of 100,000,000 shares of WorldCast common stock, the shares issued and outstanding are set forth in the NOBO Repport


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attached hereto as Schedule 2.2(a), and 5,000,000 shares of WorldCast  Preferred
Stock, of which no shares are issued and outstanding. At Closing, 4,000,000 shares of WorldCast Preferred Stock will be issued in connection with the Merger. All issued and outstanding shares of WorldCast common stock are, and all shares of WorldCast Preferred Stock will, upon issuance, be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 2.2(b), there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which WorldCast is a party or which are binding upon WorldCast providing for the issuance by WorldCast or transfer by WorldCast, of additional shares of its capital stock and WorldCast has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of WorldCast capital stock.

2.3      Certain Corporate Matters.

WorldCast is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of its properties or the nature of its business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, have a material adverse effect on its financial condition, results of operations or business. WorldCast has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. WorldCast has delivered to Cable Tech true, accurate and complete copies of its Articles of Incorporation and Bylaws as filed under 10SB on December 30, 1999, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. WorldCast is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws in any material respect. WorldCast is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease or other obligation or liability by which it is bound or to which any of its assets is subject.

2.4      Authority Relative to this Agreement.

WorldCast has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by WorldCast and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other actions on the part of WorldCast are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by WorldCast and constitutes a valid and binding obligation of WorldCast enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.5      Consents and Approvals; No Violations.

 Except for applicable requirements of federal securities laws and state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by WorldCast of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by WorldCast nor the consummation by WorldCast of the transactions contemplated hereby, nor compliance by WorldCast with any of the provisions hereof, will (a) conflict with or result in any material breach of any provisions of the Articles of Incorporation or Bylaws of WorldCast (b) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract or agreement or other instrument or obligation to which WorldCast is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to WorldCast, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or material defaults which are not in the aggregate material to WorldCast, taken as a whole.

2.6      Subsidiaries.

ConvergIT is a wholly owned subsidiary of WorldCast. WorldCast does not otherwise own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity, except as specified in Schedule 2.3.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF CONVERGIT

ConvergIT represents and warrants to Cable Tech and Lyncs Technologies as follows:

3.1      Organization.

ConvergIT is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

3.2      Capitalization.

The authorized capital stock ConvergIT consists of 100,000,000 shares of ConvergIT common stock, of which 100,000 shares are issued and outstanding, and 50,000,000 shares of ConvergIT preferred stock, of which no shares are issued and outstanding. All issued and outstanding shares of ConvergIT common stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 3.2, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which ConvergIT is a party or which are binding upon ConvergIT providing for the issuance by ConvergIT or transfer by ConvergIT, of additional shares of its capital stock and ConvergIT has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of ConvergIT capital stock.

3.3      Certain Corporate Matters.

ConvergIT is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of its properties or the nature of its business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, have a material adverse effect on its financial condition, results of operations or business. ConvergIT has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. ConvergIT has delivered to Cable Tech true, accurate and complete copies of its Articles of Incorporation and Bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. ConvergIT is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws in any material respect. ConvergIT is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease or other obligation or liability by which it is bound or to which any of its assets is subject.

3.4      Authority Relative to this Agreement.

ConvergIT has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by ConvergIT and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other actions on the part of ConvergIT are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ConvergIT and constitutes a valid and binding obligation of ConvergIT enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.5      Consents and Approvals; No Violations.

 Except for applicable requirements of federal securities laws and state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by ConvergIT of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by ConvergIT nor the consummation by ConvergIT of the transactions contemplated hereby, nor compliance by ConvergIT with any of the provisions hereof, will (a) conflict with or result in any material breach of any provisions of the Articles of Incorporation or Bylaws of ConvergIT (b) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract or agreement or other instrument or obligation to which ConvergIT is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ConvergIT, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or material defaults which are not in the aggregate material to ConvergIT, taken as a whole.

3.6      Subsidiaries.

Except as specified in Schedule3.6, ConvergIT does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                                   CABLE TECH

Cable Tech hereby represents and warrants to WorldCast and ConvergIT as follows:


4.1      Organization.

Cable Tech is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2      Capitalization.

The authorized capital stock Cable Tech consists of 1,000,000 shares of Cable Tech common stock, of which 5,000 shares are issued and outstanding. All issued and outstanding shares of Cable Tech common stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 4.2, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Cable Tech is a party or which are binding upon Cable Tech providing for the issuance by Cable Tech or transfer by Cable Tech, of additional shares of its capital stock and Cable Tech has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of Cable Tech capital stock.

4.3      Certain Corporate Matters.

Cable Tech is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of its properties or the nature of its business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, have a material adverse effect on its financial condition, results of operations or business. Cable Tech has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Cable Tech has delivered to Cable Tech true, accurate and complete copies of its Articles of Incorporation and Bylaws which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. Cable Tech is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws in any material respect. Cable Tech is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4      Authority Relative to this Agreement.

Cable Tech has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Cable Tech and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other actions on the part of Cable Tech are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Cable Tech and constitutes a valid and binding obligation of Cable Tech enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

4.5      Consents and Approvals; No Violations.

 Except for applicable requirements of federal securities laws and state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Cable Tech of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Cable Tech nor the consummation by Cable Tech of the transactions contemplated hereby, nor compliance by Cable Tech with any of the provisions hereof, will (a) conflict with or result in any material breach of any provisions of the Articles of Incorporation or Bylaws of Cable Tech (b) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract or agreement or other instrument or obligation to which Cable Tech is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cable Tech, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or material defaults which are not in the aggregate material to Cable Tech, taken as a whole.

4.6      Subsidiaries.

Lyncs Technologies is a wholly owned subsidiary of Cable Tech. Cable Tech does not otherwise own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity, except as specified in Schedule 4.6.

4.7      Financial Statements.

Cable Tech has delivered to WorldCast management prepared financial reports for fiscal years 1998-99, 1997-98, 1997-96 and 1996-95, reviewed financial statements for fiscal years 1998-99 and 1997-98 and audited financial statements for fiscal year 1998-99 (collectively, the "Financial Statements"). Except for the management prepared financial reports, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and accurately present the financial condition of Cable Tech as of such dates.

4.8      Events Subsequent to Financial Statements.

Since February 29, 2000, there has not been:

(a) Any material adverse change in the financial condition, results of operations or business of Cable Tech;

(b) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of Cable Tech;

(c) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of Cable Tech;

(d) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Cable Tech or any redemption, purchase or other acquisition of any such shares;

(e) Any subjection to any lien on any of the assets, tangible or intangible, of Cable Tech;

(f) Any incidence of indebtedness or liability or assumption of obligations by Cable Tech;

(g)      Any waiver or release by Cable Tech of any right of any material value;

(h)      Any compensation or benefits paid to officers or directors of Cable
Tech;


(i) Any change made or authorized in the Articles of Incorporation or Bylaws of Cable Tech; or

(j) Any loan to or other transaction with any officer, director or shareholder of Cable Tech giving rise to any claim or right of Cable Tech against any such person or of such person against Cable Tech.

4.9      Undisclosed Liabilities.

Other than as stated in the Financial Statements, Cable Tech has no material liability or obligation whatsoever, direct or indirect, matured or immature, accrued, absolute, contingent or otherwise.

4.10     Tax Matters.

(a) Except as set forth on Schedule 4.10, Cable Tech has (and as of the Closing Date will have) duly filed all federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have (or as of the Closing Date will have) been requested or granted;

(b) Cable Tech has (and as of the Closing Date will have) paid, or adequately reserved against in the Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

(c) To the best knowledge of Cable Tech there has been no issue raised or adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the tax returns;

(d) No waiver or extension of any statute of limitations as to any federal, state, local or foreign tax matter has been given by or requested from Cable Tech; and

(e) Cable Tech has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended.

For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in the Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

4.11     Real Property.

Cable Tech does not own any real property.

4.12     Books and Records.

The books and records of Cable Tech accurately reflect the transactions to which Cable Tech is a party or by which its properties are bound.

4.13     Questionable Payments.

Neither Cable Tech nor any employee, agent or representative has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Cable Tech funds or made any payments from Cable Tech funds to governmental officials for improper purposes or made any illegal payments from Cable Tech funds to obtain or retain business.

4.14     Environmental Matters.

(a) Definitions. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

(i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which Cable Tech's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over Cable Tech's business.

(ii) "Environmental Laws" shall mean (A) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"),
(B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

(iii) "Hazardous Materials" shall mean, among others, (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clean Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clean Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls; (G) any substance the presence of which on the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (H) any other substance which is regulated by any Environmental Laws.

(iv) "Hazardous Materials Contamination" shall mean the presence of Hazardous Materials in the soil, groundwater, air or any other media regulated by the Environmental Laws on, under or around Cable Tech facilities at levels or concentration which trigger any requirement under the Environmental Laws to remove, remedy, mitigate, abate or otherwise reduce the level or concentration of the Hazardous Materials. The term "Hazardous Materials Contamination" does not include the presence of Hazardous Materials in process tanks, lines, storage or reactor vessels, delivery trucks or any other equipment or containers, which Hazardous Materials are used in the manufacture, processing, distribution, use, storage, sale, handling, transportation, recycling, reuse or disposal of the products that were manufactured and/or distributed by Cable Tech.

(b) Representations and Warranties. Based on the foregoing, Cable Tech represents and warrants that:

(i) To the best knowledge of Cable Tech, there has been no material failure by Cable Tech to comply with all applicable requirements of Environmental Laws relating to EPA, Cable Tech operations, and its manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and Cable Tech is not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

(ii) Cable Tech through the Closing Date, has not received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

(iii) Prior to the Closing Date, Cable Tech will not do or permit anything that will cause Cable Tech to be in material violation of any requirements of Environmental Laws, or do or permit a violation of Environmental Laws that would materially and adversely affect the financial condition of Cable Tech or subject Cable Tech to any enforcement actions under any Environmental Laws.

(iv) Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of Cable tech's business.

(v) No Hazardous Materials are now located at the business location, Cable Tech has not ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the business location, except those which may lawfully be used, transported, stored, held, handled, generated or placed at the business location in the conduct of Cable Tech business.

(vi) Cable Tech has not received any notices, whether from a Governmental Authority or some other third party, that Hazardous Material Contamination exists at the Business Location or at any other location utilized by Cable Tech in the conduct of its business nor is Cable Tech aware of any circumstances that would give rise to an allegation of such contamination.

(vii) No investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by Cable Tech in the operation of its business. To the best knowledge of Cable Tech, the Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

4.15     Intellectual Property.

Except as set forth on Schedule 4.15, Cable Tech does not own or use any trademarks, trade-names, service marks, patents, copyrights or any applications with respect thereto. Cable Tech has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Cable Tech infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

4.16     Insurance.

Cable Tech has delivered to WorldCast management a copy of each insurance policy in effect.

4.17     Contracts.

Cable Tech has delivered to WorldCast management copies of all material contracts, leases, arrangements and commitments (whether oral or written) all of which are briefly described in Schedule 4.17 hereof. Except as set forth in the Financial Statements or on Schedule 4.17, Cable Tech is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

4.18     Litigation.

Cable Tech is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Cable Tech. Cable Tech is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings or investigations of Cable Tech, and Cable Tech does not know of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Cable Tech or to which Cable Tech is a party.

4.19     Employees.

Cable Tech has provided to WorldCast management a list of all employees of Cable Tech. Except as specified in Schedule 4.19, Cable Tech does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees. Cable Tech has no written or oral employment agreements with any officer or director of Cable Tech. Cable Tech is a party to and is bound by a collective bargaining agreement with the Communications Workers of America a copy of which Cable Tech has provided to WorldCast management. Except as specified in Schedule 4.19, there are no loans or other obligations payable or owing by Cable Tech to any shareholder, officer, director or employee of Cable Tech, nor are there any loans or debts payable or owing by any of such persons to Tech Cable or any guarantees by Cable Tech of any loan or obligation of any nature to which any such person is a party.

4.20     Employee Benefit Plans.

Cable Tech has provided to WorldCast management copies of all (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Cable Tech.

4.21     Legal Compliance.

No claim has been filed against Cable Tech alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Cable Tech holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

4.22     Broker's Fees.

Neither Cable Tech, nor anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.23     Disclosure.

The representations and warranties and statements of fact made by Cable Tech in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

                                    ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES OF
                               LYNCS TECHNOLOGIES

Lyncs Technologies hereby represents and warrants to WorldCast and ConvergIT as follows:

5.1      Organization.

Lyncs Technologies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

5.2      Capitalization.

The authorized capital stock Lyncs Technologies consists of 1,000,000 shares of Lyncs Technologies common stock, of which 40,000 shares are issued and outstanding. All issued and outstanding shares of Lyncs Technologies common stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 5.2, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Lyncs Technologies is a party or which are binding upon Lyncs Technologies providing for the issuance by Lyncs Technologies or transfer by Lyncs Technologies, of additional shares of its capital stock and Lyncs Technologies has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of Lyncs Technologies capital stock.

5.3      Certain Corporate Matters.

Lyncs Technologies is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of its properties or the nature of its business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, have a material adverse effect on its financial condition, results of operations or business. Lyncs Technologies has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Lyncs Technologies has delivered to WorldCast true, accurate and complete copies of its Articles of Incorporation and Bylaws as filed under 10SB on December 30, 1999, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. Lyncs Technologies is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws in any material respect. Lyncs Technologies is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease or other obligation or liability by which it is bound or to which any of its assets is subject.

5.4      Authority Relative to this Agreement.

Lyncs Technologies has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Lyncs Technologies and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other actions on the part of Lyncs Technologies are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Lyncs Technologies and constitutes a valid and binding obligation of Lyncs Technologies enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

5.5      Consents and Approvals; No Violations.

 Except for applicable requirements of federal securities laws and state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Lyncs Technologies of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Lyncs Technologies nor the consummation by Lyncs Technologies of the transactions contemplated hereby, nor compliance by Lyncs Technologies with any of the provisions hereof, will (a) conflict with or result in any material breach of any provisions of the Articles of Incorporation or Bylaws of Lyncs Technologies
(b) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract or agreement or other instrument or obligation to which Lyncs Technologies is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Lyncs Technologies, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or material defaults which are not in the aggregate material to Lyncs Technologies, taken as a whole.

5.6      Subsidiaries.

Lyncs Technologies does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity, except as specified in Schedule 5.6.

                                    ARTICLE 6
                     CONDUCT OF BUSINESS PENDING THE CLOSING

6.1      Conduct of Business by Cable Tech Pending the Close

Pending Closing, Cable Tech shall not pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock or other securities; (v) create any subsidiaries; (vi) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing; (c) Cable Tech shall not, (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock; (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or the material assets thereof; (iii) incur any indebtedness for borrowed money, issue any debt securities or guarantee any indebtedness to others; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(d) Cable Tech shall not enter into any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors;

(e) Cable Tech shall not adopt any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee unless approved by the Board of Directors;

(f) Except as otherwise required by its Articles of Incorporation or Bylaws, by this Agreement or by applicable law, Cable Tech shall not call any meeting of shareholders;

(g) Cable Tech shall (i) use its best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by them in this Agreement untrue at any time prior to the Closing Date as if then made; and (ii) notify WorldCast of any emergency or other change in the normal course of its business or in the operation of its properties and of any tax audits, tax claims, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of Cable Tech, or to the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement;

(h) Cable Tech shall notify WorldCast promptly of any material adverse event or circumstance affecting Cable Tech (including the filing of any material litigation against Cable Tech or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced); and

(i) Cable Tech shall comply with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

6.2      Other Actions.

Unless approved in writing by WorldCast, Cable Tech shall not to take any action or permit any action to occur that might reasonably be expected to result in any of the representations and warranties of Cable Tech contained in this Agreement becoming untrue after the date hereof or any of the conditions to the Closing set forth in Article 8 of this Agreement not being satisfied.

                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

7.1      Access and Information.

Except for information relating to any claims any party may have against the other, Cable Tech and WorldCast shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives necessary access throughout the period prior to the Closing to all of its books, records, properties and personnel and, during such period in order to allow each party to complete its due diligence review, each shall furnish promptly to the other all information as such other party may reasonably request. Each party shall hold in confidence all non-public information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will upon written request deliver to the other all documents, work papers and other material obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

7.2      Press Releases.

WorldCast and Cable Tech shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this
Section 7.2 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws.

                                    ARTICLE 8
                              CONDITIONS TO CLOSING

8.1      Conditions to Obligations of Each Party to Effect the Closing.

The respective obligations of each party hereto to effect the Closing shall be subject to fulfillment, on or prior to the Closing Date, of the following conditions:

(a) The Merger shall have been approved by the shareholders of WorldCast, ConvergIT, Cable Tech and Lyncs Technologies in accordance with applicable law; and

(b) No order or injunction shall have been entered and remained in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

8.2      Additional Conditions to WorldCast's Obligations.

The obligations of WorldCast to effect the Closing are subject to the satisfaction of the following additional conditions on or before the Closing
Date:

(a) The representations and warranties set forth in Articles 4 and 5 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

(b) Cable Tech shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed by it under Articles 7 and 8 of this Agreement;

(c) All consents by third party or governmental or regulatory agencies or otherwise that are required to be obtained by Cable Tech for the consummation of the transactions contemplated hereby will have been obtained;

(d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree, injunction or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

(e) WorldCast and its financial and legal representatives shall have completed a due diligence review of the business, operations and financial statements of Cable Tech, the results of which shall be satisfactory to WorldCast in its sole discretion;

(f) WorldCast will have received from Cable Tech Attorney's, an opinion addressed to WorldCast, dated the Closing Date, in a form mutually satisfactory to the parties;

(g) Cable Tech shall have received the consent of a majority of its shareholders to consummate the Merger and shareholders holding an aggregate of greater than 10% of the issued and outstanding shares of Cable Tech shall not have exercised dissenters' rights with regard to the Merger as set forth in
Section 1.8 hereof; and

h) At the Closing, Cable Tech shall have delivered to WorldCast the following:

(i) A certificate executed on behalf of Cable Tech stating that the conditions set forth in Sections 8.2(a) through (d) of this Agreement have been satisfied;

(ii) Resolutions duly adopted by the Cable Tech Board of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

(iii) Certificates of Good Standing for Cable Tech from the Secretary of State of the State of California dated not earlier than five days prior to the Closing Date;

(iv) A copy of the Cable Tech 's Articles of Incorporation (including all amendments thereof) certified as of a recent date by the Secretary of State of the State of California;

(v) An incumbency certificate of the officers of Cable Tech; and

(vi) Such other documents as WorldCast may reasonably request in connection with the transactions contemplated hereby.

8.3      Additional Conditions to the Obligations of.

The obligations of Cable Tech to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

(a) The representations and warranties set forth in Articles 2 and 3 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

(b) WorldCast shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by them under Articles 7 and 8 of this Agreement prior to the Closing Date;

(c) All consents by any third party or governmental or regulatory agencies or otherwise that are required to be obtained by WorldCast for the consummation of the transactions contemplated hereby will have been obtained.

(d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree, injunction or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

(e) Cable Tech and its financial and legal representatives shall have completed a due diligence review of the business, operations and financial statements of WorldCast, the results of which shall be satisfactory to Cable Tech in their sole discretion;

(f) Cable Tech shall have received from Atlas, Pearlman, Trop & Borkson, counsel to WorldCast, an opinion addressed to Cable Tech, dated the Closing Date, in a form mutually satisfactory to the parties;

(g) WorldCast shall have designated 2,667,000 shares of its authorized 5,000,000 shares of preferred stock as Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock shall have the following rights, preferences, privileges and restrictions ("RPP&R") in addition to such standard RPP&R as are typically characteristic of convertible preferred shares: (a) The Series A Convertible Preferred Stock shall be convertible into WorldCast common stock at a ratio of one Series A Convertible Preferred Stock share for one and one-half WorldCast common stock shares (1:1.5 ratio of preferred to common). Conversion rights may be exercised on a semi-annual, calendar year basis, commencing no earlier than the 90th day after Closing, at the discretion of each Series A Convertible Preferred Stock shareholder. (b) Commencing no earlier than the third anniversary of the Closing Date, the holders of Series A Convertible Preferred Stock shall have a put option to subject any unconverted shares to redemption by WorldCast at a price of $3.00 per share, adjusted to reflect a price increase of 10% per annum, compounded daily. (c) The unconverted shares of Series A Convertible Preferred Stock shall be non-voting shares.

(h) WorldCast shall have issued 2,506,980 shares of Series A Convertible Preferred Stock to Robert H. Perrins, Jr. and Donna G. Perrins, Trustees, Perrins Revocable Trust ("Perrins"), in exchange for 4,700 shares of the issued and outstanding shares of the common stock of Cable Tech (94% of the total capital stock).

(i) WorldCast shall have issued 160,020 shares of Series A Convertible Preferred Stock to Henry W. Roux ("Roux") in exchange for 300 shares of the issued and outstanding shares of the common stock of Cable Tech (6% of the total capital stock).

(j) Any and all shares of Series A Convertible Preferred Stock converted to common stock by Perrins and/or Roux shall be registered in accordance with Securities Exchange Commission (SEC) Rule 144 promulgated under the Securities Exchange Act of 1933, as amended.

(k) At each exercise period, WorldCast shall have first "Rights of Acceptance or Refusal" for a 60-day period to acquire any shares offered for sale by Perrins or Roux or to facilitate the placement of such shares with a third party. However, WorldCast shall not be party to gain any financial gain because of the exercise of such rights of acceptance or refusal.

(l) WorldCast shall enable Perrins to file and perfect a UCC1 Financing Statement creating a security interest in assets of WorldCast, ConvergIT, Cable Tech and Lyncs Technologies as protection against payment default. Upon satisfaction of its payment, the UCC1 shall be released and revoked.

(m) WorldCast shall refinance and relieve Perrins from any and all "Personal Guarantees" (PG) signed on behalf of Cable Tech or Lyncs Technologies, which are estimated at $1,300,000, of which $438,000 is a loan repayment to Perrins.

(n) At Closing, Robert H. Perrins, Jr., will resign as an Officer and Director of Cable Tech and Lyncs Technologies. Concurrently, WorldCast will enter into a consulting agreement with Perrins Management Corporation for a minimum term of 2 years, upon mutually acceptable terms and conditions.

(o) WorldCast shall elect new board of directors comprised of the following individuals:

                                    Ahmad Moradi, Ph. D.
                                    Henry W. Roux, J.D.
                                    Bob Kelner

(p) WorldCast shall elect the following individual as an advisor to the Board of Directors:

                                    Bill Tessaro

(q) WorldCast will enter into an employment agreement with Henry Roux, upon mutually acceptable terms and conditions, providing for his services as President of ConvergIT and Cable Tech.

(r) WorldCast will establish an Employee Stock Option Plan to provide incentive stock options for employees of ConvergIT and Cable Tech to acquire WorldCast common stock.

(s) On the Closing Date, WorldCast shall have delivered to Cable Tech the following:

(i) a certificate executed on behalf of WorldCast stating that the conditions set forth in Sections 8.3(a) through (d) of this Agreement have been satisfied;

(ii) resolutions duly adopted by WorldCast's Board of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

(iii) a good standing certificate for WorldCast from the Secretary of State of the State of Florida, dated not earlier than five days prior to the Closing Date;

(iv) a copy of WorldCast's Articles of Incorporation (including amendments thereto) certified by the Secretary of State of the State of Florida;

(v)    an incumbency certificate of the officers of WorldCast; and

(vi) such other documents as Cable Tech may reasonably request in connection with the transactions contemplated hereby.

                                    ARTICLE 9
                                   TERMINATION

9.1      Termination by Mutual Consent.

This Agreement may be terminated at any time prior to the Closing by the mutual consent of the parties hereto.

9.2      Termination by Any Party.

This Agreement may be terminated by any party hereto if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order or decree. This Agreement may be terminated by any party hereto if the condition set forth in Section 8.2 (g) is not met as of the date of the shareholders' meeting contemplated by Section 8.1 (a).

9.3      Material Breach.

This Agreement may be terminated if there has been a material breach of this Agreement and such breach has not been cured by the alleged breaching party within 30 days of receipt of written notice from a non-breaching party detailing such breach.

9.4      Effect of Termination.

In the event of termination of this Agreement pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 8.1.

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.1     Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to WorldCast or ConvergIT:

                  WorldCast Interactive
                  20283 State Road 7, Suite 300
                  Boca Raton, FL. 33498

If to Cable Tech or Lyncs Technologies:

                  Cable Tech, Inc.
                  1752-A Junction Avenue
                  San Jose, CA 95112





10.2     Interpretation.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

10.3     Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

10.4     Miscellaneous.

This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

10.5     Separate Counsel.

Each party hereby expressly acknowledges that it has been advised and urged to seek its own separate legal counsel for advice with respect to this Agreement.

10.6     Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to conflicts or choice of law provisions of the State of California.

10.7     Counterparts.

This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

10.8     Amendment.

This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

10.9     Parties In Interest: No Third Party Beneficiaries.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

10.10    Expenses.

Except as may be otherwise provided in the Consulting Agreement described above, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   WORLDCAST INTERACTIVE, INC.

                                   By:      /s/ Ahmad Moradi
                                            ------------------------------------
                                            Ahmad Moradi, Ph.D. C.D.P.
                                            Interim Chairman, CEO

                                   ConvergIT, Inc.

                                   By:      /s/ Ahmad Moradi
                                            ------------------------------------
                                            Ahmad Moradi, Ph.D.
                                            President

                                   Cable Tech, Inc.

                                   By:      /s/ Robert H. Perrins, Jr.
                                            ------------------------------------
                                            Robert H. Perrins, Jr.,
                                            Chairman, CEO

                                   By:      /s/ Henry W. Roux
                                            ------------------------------------
                                            Henry W. Roux,
                                            President

                                   Lyncs Technologies, Inc.

                                   By:      /s/ Robert H. Perrins, Jr.
                                            ------------------------------------
                                            Robert H. Perrins, Jr.,
                                            Chairman, CEO

                                   By:      /s/ Henry W. Roux
                                            ------------------------------------
                                            Henry W. Roux,
                                            President

ARTICLE/SECTION                                                             PAGE

RECITALS 1

ARTICLE 1.....................................................................2


THE MERGER....................................................................2

1.1        The Merger.........................................................2

1.2        Closing............................................................2

1.3        Effective Date of the Merger.......................................3

1.5        Conversion of Shares...............................................3

1.6        Stock Certificates.................................................3

1.7        Fractional Shares..................................................4

1.8        Dissenting Shares..................................................4


ARTICLE 2.....................................................................4


REPRESENTATIONS AND WARRANTIES OF WORLDCAST...................................4

2.1        Organization.......................................................4

2.2        Capitalization.....................................................4

2.3        Certain Corporate Matters..........................................5

2.4        Authority Relative to this Agreement...............................5

2.5        Consents and Approvals; No Violations..............................6

2.6        Subsidiaries.......................................................6


ARTICLE 3.....................................................................6


REPRESENTATIONS AND WARRANTIES OF CONVERGIT...................................6

3.1        Organization.......................................................6

3.2        Capitalization.....................................................6

3.3        Certain Corporate Matters..........................................7

3.4        Authority Relative to this Agreement...............................7

3.5        Consents and Approvals; No Violations..............................7

3.6        Subsidiaries.......................................................8


ARTICLE 4.....................................................................8


REPRESENTATIONS AND WARRANTIES OF.............................................8


CABLE TECH....................................................................8

4.1        Organization.......................................................8

4.2        Capitalization.....................................................8

4.3        Certain Corporate Matters..........................................9

4.4        Authority Relative to this Agreement...............................9

4.5        Consents and Approvals; No Violations..............................9

4.6        Subsidiaries......................................................10

4.7        Financial Statements..............................................10

4.8        Events Subsequent to Financial Statements.........................10

4.9        Undisclosed Liabilities...........................................11

4.10       Tax Matters.......................................................11

4.12       Books and Records.................................................12

4.13       Questionable Payments.............................................12

4.14       Environmental Matters.............................................12

4.15       Intellectual Property.............................................14

4.16       Insurance.........................................................14

4.17       Contracts.........................................................14

4.18       Litigation........................................................15

4.19       Employees.........................................................15

4.20       Employee Benefit Plans............................................15

4.21       Legal Compliance..................................................15

4.22       Broker's Fees.....................................................15

4.23       Disclosure........................................................16


ARTICLE 5....................................................................16


REPRESENTATIONS AND WARRANTIES OF............................................16


LYNCS TECHNOLOGIES...........................................................16

5.1        Organization......................................................16

5.2        Capitalization....................................................16

5.3        Certain Corporate Matters.........................................16

5.4        Authority Relative to this Agreement..............................17

5.5        Consents and Approvals; No Violations.............................17

5.6        Subsidiaries......................................................18


ARTICLE 6....................................................................18


CONDUCT OF BUSINESS PENDING THE CLOSING......................................18

6.1        Conduct of Business by Cable Tech Pending the Close...............18

6.2        Other Actions.....................................................19


ARTICLE 7....................................................................19


ADDITIONAL AGREEMENTS........................................................19

7.1        Access and Information............................................19

7.2        Press Releases....................................................19


ARTICLE 8....................................................................20


CONDITIONS TO CLOSING........................................................20

8.1        Conditions to Obligations of Each Party to Effect the Closing.....20

8.2        Additional Conditions to WorldCast's Obligations..................20

8.3        Additional Conditions to the Obligations of.......................21


ARTICLE 9....................................................................24


TERMINATION..................................................................24

9.1        Termination by Mutual Consent.....................................24

9.2        Termination by Any Party..........................................24

9.3        Material Breach...................................................24

9.4        Effect of Termination.............................................24
           ---------------------


ARTICLE 10...................................................................25


GENERAL PROVISIONS...........................................................25

10.1       Notices...........................................................25

10.3       Severability......................................................25
           ------------

10.4       Miscellaneous.....................................................25
           -------------

10.5       Separate Counsel..................................................26
           ----------------

10.6       Governing Law.....................................................26
           -------------

10.7       Counterparts......................................................26
           ------------

10.8       Amendment.........................................................26
           ---------

10.9       Parties In Interest: No Third Party Beneficiaries.................26
           -------------------------------------------------

10.10        Expenses........................................................26
             --------